POWER OF ATTORNEY
TO EXECUTE FILINGS WITH THE
SECURITIES AND EXCHANGE COMMISSION
Date:   August 16, 2004

Principal:  John A. Gordon
Attorneys-in-fact: (1) Ben C. Barnes
 (2) Stephen C. Ferruolo
Corporations: ActivCard Corp.

1. Appointment
I, the Principal named above, hereby appoint each of the individuals listed above as Attorney-in-
fact to act for me as my agent in any lawful way with respect to the signature and delivery of reports, statements and other filings (including amendments and supplements) required by Section 16 of the
Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder.
2. Powers of attorneys-in-fact
The attorneys-in-fact each are authorized to act separately and not jointly, and each has full power of substitution and revocation.  I understand that in the temporary absence of one of the attorneys-in-fact, another employee or agent of the Corporations may be appointed to act as attorney-in-fact in his or her stead.  I hereby ratify and confirm all that my attorney(s)-in-fact shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
3. Term
This power of attorney shall continue in effect until the later of (1) termination of my status as a
"reporting person" of the Corporation under by Section 16 of the Securities Exchange Act of 1934, or (2)
six months after the date of my last trade of securities of the Corporations while a reporting person.
Executed at  Alexandria, Virginia___________  [city, state] on the date set forth above.
Signature of Principal: /s/ John A. Gordon